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                                                                   EXHIBIT 4(K)

                             CERTIFICATE OF TRUST

                                      OF

                          LINCOLN NATIONAL CAPITAL II

  This Certificate of Trust of Lincoln National Capital I (the "Trust"), dated
          , 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ((S)) 3801 et seq.).

    1. Name. The name of the business trust being formed hereby is Lincoln National Capital II.

    2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware, Inc., 300 King Street, Wilmington, Delaware, 19801.

    3. Effective Date. This Certificate of Trust shall be effective as of May , 1996

  In Witness Whereof, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                          The First National Bank of Chicago,
                                          as Trustee


                                          By: _________________________________
                                             Name:
                                             Title:

                                          First Chicago Delaware Inc., as
                                          Trustee


                                          By: _________________________________
                                             Name:
                                             Title:

                                                                      , as
                                          Trustee


                                          By: _________________________________
                                             Name:
                                             Title: